Contact: John Moran	FOR IMMEDIATE RELEASE
(860) 728-7062	www.utc.com

UTC APPOINTS ROBERT LEDUC AS PRESIDENT OF SIKORSKY AIRCRAFT;
 MICK MAURER NAMED UTC SENIOR VICE PRESIDENT, STRATEGIC PROJECTS

HARTFORD, Conn., April 2, 2015 – United Technologies Corp. (NYSE: UTX) today announced the appointment of Robert Leduc as President of Sikorsky Aircraft, succeeding Mick Maurer, who will move to the newly created position of UTC Senior Vice President, Strategic Projects. The appointments are effective immediately, and both Leduc and Maurer will report to UTC President and Chief Executive Officer Gregory Hayes.

"It is a great pleasure to welcome Bob back to United Technologies as the new President of Sikorsky Aircraft," Hayes said. "Across the aerospace industry, Bob is recognized as a proven leader, and he has the vision and experience necessary to lead Sikorsky today and as its future Chief Executive Officer, should Sikorsky be spun off.

"Throughout his career, Bob built strong customer relationships, executed complex development programs and ensured the successful entry-into-service of some of UTC's biggest programs, including the Boeing 787 program," Hayes added.

Prior to his retirement in 2014, Leduc, 59, enjoyed a successful 35-year career at United Technologies. He held numerous senior leadership roles at Pratt & Whitney, Hamilton Sundstrand and UTC Aerospace Systems, including leading the Large Commercial Engines business at Pratt & Whitney, as well as the Boeing Programs and the Space Systems business at Hamilton Sundstrand.

In his new role, Maurer, 55, will work closely with Mike Dumais, UTC Senior Vice President, Strategic Planning, to complete the strategic alternatives review for Sikorsky, and to ensure a successful separation should UTC pursue a spinoff. Maurer will also work closely with Leduc to ensure a smooth leadership transition at Sikorsky.

During Maurer's tenure as Sikorsky President, the company secured a record backlog and won numerous strategic competitions, including the U.S. Presidential helicopter, the U.S. Air Force Combat Rescue helicopter and the Joint Multi-Role Technology Demonstrator.

"Under Mick's leadership, Sikorsky positioned itself for a bright future," Hayes said. "In his new position, Mick's experience leading Sikorsky will provide unique perspective and insight as we complete our strategic review and determine the best way to enhance Sikorsky's long-term success and create improved value for UTC's customers and shareholders."

United Technologies Corp., based in Hartford, Connecticut, provides high technology systems and services to the building and aerospace industries. To learn more about UTC, visit the website or follow the company on Twitter: @UTC

This press release includes statements that constitute "forward-looking statements" under the securities laws. Forward-looking statements often contain words such as "believe," "expect," "plans," "project," "target," "will," "should," "see," "confident", "ensure" and similar terms. Forward-looking statements may include, among other things, statements relating to the plans, strategies, and objectives of UTC for future operations, including statements relating to a potential strategic alternative transaction relating to Sikorsky, or the terms, timing  or structure of any such transaction (or whether any such transaction will take place at all); the future performance of UTC or Sikorsky if any such transaction is completed; future and estimated sales, earnings, cash flow, charges, expenditures and share repurchases; anticipated growth in sales; new products and their entry into service; anticipated benefits of organizational changes; and other measures of financial or operational performance. There can be no assurance that any transaction or future events will occur as anticipated, if at all, or that actual results will be as expected.  All forward-looking statements involve risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Risks and uncertainties include risks related to a potential separation of, or any other transaction relating to, Sikorsky; the effect of economic conditions in the industries in which we operate, including financial market conditions; fluctuations in commodity prices, interest rates and foreign currency exchange rates; levels of research and development spending; levels of end market demand in construction and in the aerospace industry; the impact of government budget and funding decisions on the economy; changes in government procurement priorities and funding; delays and disruption in delivery of materials and services from suppliers; company and customer directed cost reduction efforts and restructuring costs and consequences thereof; the impact of acquisitions, dispositions and similar transactions; challenges in the development and production of new products and services; the impact of legal proceedings, investigations and other contingencies; pension plan assumptions and future contributions; the effect of changes in tax, environmental and other laws and regulations and political conditions; and other factors beyond our control. The forward-looking statements speak only as of the date of this press release and we undertake no obligation to update or revise any forward-looking statements as of a later date. For additional information identifying risks and uncertainties that may materially affect results, see UTC's reports on Forms 10-K, 10-Q and 8-K filed with the SEC from time to time, including, but not limited to, the information included in UTC's Forms 10-K and 10-Q under the headings "Business," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Legal Proceedings" and in the notes to the financial statements included in UTC's Forms 10-K and 10-Q.

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